                               UNITED STATES

                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549

                                 FORM 8-K

                               CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

   Date of Report (Date of earliest event reported): March 13, 2006

                         DOW JONES & COMPANY, INC.

           (Exact name of registrant as specified in its charter)

         DELAWARE                  1-7564            13-5034940

      (State or other         (Commission File    (I.R.S. Employer

       jurisdiction               Number)          Identification No.)

     of incorporation)

      200 Liberty Street, New York, New York         10281

     (Address of principal executive offices)      (ZIP CODE)

     Registrant's telephone number, including area code: (212) 416-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17

    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17

    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the

    Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the

    Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 14, 2006, Dow Jones & Company, Inc. (“Dow Jones”) announced that it has entered into a definitive settlement agreement (the “Settlement Agreement”) to conclude all litigation with Market Data Corp. (“MDC”) and Cantor Fitzgerald Securities (“Cantor Fitzgerald”) relating to Dow Jones’s obligations under a guarantee it issued in 1995 to MDC and Cantor Fitzgerald.  In connection with the settlement, Dow Jones will pay an aggregate of $202 million to MDC and Cantor Fitzgerald by March 27, 2006, and the parties will grant one another full mutual releases.  A copy of the Settlement Agreement is attached as Exhibit 99.1 to this report.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1	Settlement Agreement by and between Dow Jones & Company, Inc., Market Data Corporation and Cantor Fitzgerald Securities, dated as of March 13, 2006.

99.2	Press Release dated March 14, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOW JONES & COMPANY, INC.
(Registrant)

Date:	March 14, 2006	By:	/s/ Robert Perrine
Robert Perrine
Chief Accounting Officer and Controller

EXHIBIT INDEX

Exhibit No.	Description
99.1	Settlement Agreement by and between Dow Jones & Company, Inc., Market Data Corporation and Cantor Fitzgerald Securities, dated as of March 13, 2006.

99.2	Press Release dated March 14, 2006.